Exhibit 99.2

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

FIRST ADVANTAGE CORP

October 26, 2004

8:00 a.m. CDT

Coordinator	Thank you all for holding, and welcome to First Advantage Corporation’s Third Quarter Conference Call. All participants will be on a listen-only mode until the question and answer session of today’s call. This call is being recorded and will be available for replay from the company’s investor Web site at www.fadv.com, until November 26th, by calling 888-568-0384. A copy of today’s press release is also available at the company’s Web site at www.fadv.com. I would now like to turn the call over to Ms. Renee Svec, Director of Corporation Communications, to make a brief introductory statement. Thank you ma’am, you may begin.

R. Svec

Thank you and good morning everyone. At this time we would like to remind listeners that management’s commentary and responses to your questions may contain forward-looking statements. These include statements regarding future revenues, expenses, earnings per share, cash flows, margins, completion of platform migration, consolidation of sales

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

and financial functions, cross-selling opportunities, impact of acquisitions on future earnings, impact of legislation on future earnings, product development and other statements that do not relate strictly to historical or current facts.

The forward-looking statements speak only as to the date they are made and the company does not undertake to update forward-looking statements to reflect circumstances or events that take place after the forward-looking statements are made. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements.

Factors that could cause the anticipated results to differ from those described in the forward-looking statements include general volatility of the capital markets, and the market price of the company’s Class A common stock, the company’s ability to successful raise capital, the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires, changes in applicable government regulations, the degree and nature of the company’s competition, increases in the company’s expenses, continued consolidation among the company’s competitors and customers, unanticipated technological changes and

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

requirements, the company’s ability to identify suppliers of quality and cost effective data, and other risks identified from time to time in the company’s SEC filings. Investors are advised to consult the company’s filings with SEC, including its 2003 annual report on Form 10K, for further discussion of these and other risks.

As this is our first conference call, we will begin with our Chief Financial Officer and Executive Vice President, John Lamson; who will provide an overview of our financial performance for the third quarter of 2004. Following John, we’ll hear from John Long; Chief Executive Officer and President, who will briefly discuss First Advantage’s strategy for continued growth, our progress to date, and our guidance for 2005. At this time it is my pleasure to turn the call over to John Lamson.

J. Lamson	Thank you, Renee and good morning. We reported net income of $4.2 million for the quarter ended September 30, 2004. This compares favorably to net income of $1.4 million in the September 2003 quarter, and net income of $3.2 million in the June 2004 quarter. This represents an increase in net income of 190.4% and 29.4%, respectively.

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

Both primary and diluted earnings per share were $0.19 in the current quarter compared to $0.07 in the September 2003 quarter and $0.15 in the June 2004 quarter. This represents an increase in EPS of 171% and 27%, respectively.

Total revenues were $71.9 million in the current quarter compared to $47.6 million in the September 2003 quarter and $68.9 million in the June 2004 quarter.

Service fee revenue, which excludes reimbursed government fees, was $60.7 million in the current quarter compared to $39.6 million in the September 2003 quarter and $58 million in the June 2004 quarter.

Our operating margin, which we define as income before taxes, divided by service fee revenue was 11.8% in the current quarter, compared to 6.4% in the September 2003 quarter and 9.5% in the June 2004 quarter. This represents an increase in the operating margin of 85.3% and 23.9%, respectively. We exclude reimbursed government fees in calculating our operating margins, as they are costs, which are passed on to our customers on a dollar per dollar basis.

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

For the nine months ended September 30, 2004 First Advantage reported net income of $8 million. Our net income for the nine months ended September 30, 2003 was $3.8 million.

Both primary and diluted earnings per share were $0.37 for the nine-month period ended September 2004 compared to $0.19 in the comparable period in 2003.

Earnings before interest, taxes, depreciation and amortization, EBITDA, was $11.1 million for the current quarter, $9.2 million for the June 2004 quarter and $4.9 million for the September 2003 quarter. For the nine months ended September 2004, EBITDA was $24.2 million compared to $12.6 million for the comparable period in 2003. The reconciliation of EBITDA to net income is included in our earnings release.

Now I’d like to spend a few moments going over our segment information. We report our financial results in three segments. Enterprise screening includes resident screening, employment screening, occupational health, tax incentives and consultation. Risk mitigation includes motor vehicle records and investigative services. Our third segment is Consumer Direct; our people search business, ussearch.com.

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

Enterprise screening: our enterprise-screening segment reported service revenue of $47.5 million for the current quarter, compared to $30.5 million for the quarter ended September 2003 and $44.7 million for the June 2004 quarter. Service revenue increased by 56% from the third quarter of 2003 and 6.2% from the June 2004 quarter, service revenue was $126 million for the nine-month period ending September 2004 compared to $78.2 million for the comparable period in 2003. The organic growth rate was 7.8% from last year.

The Enterprise screening segment reported operating income of $8.3 million for the current quarter, $2.6 million for the quarter ended September 2003 and $6.6 million for the quarter ended June 2004. This represents an increase in earnings for the enterprise-screening segment of 217% and 26.3%, respectively.

Operating income was $16.8 million for the nine months ended September 2004 compared to $6.1 million for the comparable period in 2003. The operating margin for the enterprise-screening segment was 17.5% for the current quarter, 8.6% in the September 2003 quarter and 14.7% in the June 2004 quarter. The operating margin is 13.3% for the nine months ended

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

September 2004 and 7.8% for the comparable period in 2003. Earnings and margin improvement in this segment is attributable to the continued operating efficiencies derived from the consolidation of the screening businesses and the acquisition of the tax incentive and consultation business in May of 2004.

Our next segment is the risk mitigation segment. Risk Mitigation reported service revenue of $10.7 million for the current quarter compared to $4.6 million for the September 2003 quarter and $10.9 million for the June 2004 quarter. Service revenue was $30.2 million for the nine-month period ended September 2004 compared to $10.2 million for the comparable period in 2003. The organic growth rate in this segment was 9.3% from last year.

The risk mitigation segment reported operating income of $2.1 million for the current quarter, $1.5 million for the quarter ended September 2003 and $2 million for the quarter ended June 2004. Operating income was $5.3 million for the nine months ended September 2004 and $4.3 million for the comparable period in 2003. The operating margin for this segment was 19.5% for the current quarter compared to 33.2% in the September 2003 quarter and 18.9% for the quarter ended June 2004. The operating

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

margin was 17.4% for the nine-month period ending September 2004 compared to 41.8% in the comparable period in 2003. Prior to September 2003, this segment was comprised solely of the motor vehicle reporting business, which has historically high operating margins.

Our last segment is our Consumer Direct segment, which reported service revenue of $2.8 million for the current quarter compared to $5 million for the quarter ended September 2003 and $3 million for the quarter ended June 2004. Service revenue was $10 million for the nine-month period ended September 2004 compared to $6.5 million for the four months ended September 2003. The Consumer Direct segment operating results for 2003 are for the period June 2003 to September 2003.

The decrease in revenue from both the quarter ended September 2003 and June 2004 is due to a reduction in distribution channels, which became effective in May 2004. The reduction in revenue was offset by a corresponding decrease in expenditures for channel advertising and operational improvements within the segment.

The segment reported operating income of $137,000 for the current quarter compared to $117,000 for the quarter ended September 2003 and a

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

loss of $126,000 for the June 2004 quarter. The operating margin for the Consumer Direct segment was 4.9% in the current quarter compared to 2.4% in the comparable quarter of 2003.

Corporate expenses for the company were $3.4 million for the current quarter compared to $1.7 million for the comparable quarter in 2003 and $3 million for the quarter ended June 2004. The primary increase in corporate costs from 2003 is related to interest expense, comp and benefits and professional fees. At September 30, 2004 total outstanding debt was $83.5 million and shareholders equity was $280.1 million.

In the current quarter cash flow from operations was $6.5 million. For the nine months ended September 30, 2004 cash flow from operations was $9.4 million. Capital expenditures were $2 million in the current quarter and $6 million year-to-date. John Long, our President and CEO, will now discuss the status of our current operations and our overall corporate strategy. John?

J. Long	Thank you, John. I am very pleased with our results this quarter, considering September’s unprecedented number of hurricanes and the business disruptions to not only us, but many of our clients, our

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

performance remains strong. I’m happy to report that we suffered no damage and more importantly, the sun is shining bright here in St. Pete, today.

Since First Advantage was formed last year, we have had three major initiatives driving our corporate growth and overall business plan. The first was to increase scale in our enterprise screening businesses, specifically background and drug screening. Our second initiative was to acquire complimentary products and services to sell to all of our existing customers. The last initiative was to expand and diversify our risk mitigation segment.

I am happy to report that we have made good progress in all of these initiatives. We have completed 22 acquisitions since August 2003, at a total cost of approximately $158 million. We hope to close three additional deals this year, at a cost of $21 million.

I’d like to briefly review some of the progress made with our acquisitions to date. In background screening we have made six acquisitions, which we’ve added to our two original background-screening companies, HireCheck and PRSI. By year end we will have consolidated the eight

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

platforms down to three, with PRSI the largest converting by the end of the fourth quarter to our corporate services platform or CSP, which was acquired in the US Search deal.

HireCheck will convert next year to CSP, most likely in the third quarter. That will leave us with two platforms, CSP and Proudfoot. Our thoughts today are that we will leave Proudfoot as a standalone operation and platform, due to the specialization in serving the financial services industry. Sales and financial reporting have been consolidated for all units.

Last fall we acquired four drug-screening companies, in addition to the two we had at formation. By year-end, we will have consolidated these six businesses down to two platforms and then one by the end of the second quarter next year. Although this has been the most difficult business line to consolidate, we feel we have made good progress and have a good handle on this business. We’ve also consolidated sales and financials here, as well.

First Advantage continues to see increasing demand for our services in the background and drug screening area and have done particularly well with

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

our recent cross-selling efforts. We have added about $3 million in annualized revenue during the last six months, just on cross-selling alone.

As we take a closer look at residence screening, we’ve continued to expand our dominance in this area, with the Landlord Protect and UD Registry deals, earlier this year. Consolidation in this space is largely complete, with no material issues. We’ve also recently completed a number of upgrades to our Realeum Property Management software, which we anticipate will make us more competitive in the property management software marketplace.

Moving along to our motor vehicle records division, the Agency Records and MVRS deals have added additional scale to this business line. Those deals have been fully absorbed into the company. We also believe that this business will get a boost from the recent purchase of National Background Data, which is a wholesale provider of national criminal data. There has been strong interest from their clients in buying motor vehicle records from us and we have been given indication that as many as 60 clients have expressed interest in moving their business over to us.

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

Our employment based tax credit and incentives groups got a boost from the recent passage of the middleclass tax bill, which included a provision for the retroactive renewal of the work opportunity tax credits. We anticipate that this will benefit us in the fourth quarter and the first quarter of 2005, as the states get caught up. We recently completed another deal in this space with the purchase of Alameda Company. We continue to see great cross-sell opportunities ahead with our background and drug screen clients.

In the investigative services arena, we are very pleased with our recent BackTrack acquisition, which adds scale, financial industry expertise and a prestigious customer list to our existing due diligence services.

As we look to the last quarter of this year, we continue to believe that we will end this year with earnings in the $0.46 to $0.52 range, which means that the fourth quarter should be between $0.09 and $0.15. Historically the fourth quarter has been our slowest in the enterprise-screening segment, as many companies put off hiring and many individuals put off moving from Thanksgiving through early January. Today we are much larger than before and more diverse. So it will be interesting to see how the quarter turns out.

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

In this morning’s press release we have initiated 2005 earnings per share guidance of between $0.85 and $0.95 per share and total revenue guidance in the $310 million to $325 million range. These numbers assume no additional transactions taking place in 2005. If we do a material number of deals, we may update this forecast at some point during the course of the upcoming year. With that I would now like to open up this call to questions from our audience.

Coordinator	Thank you. Our first question comes from Brad Eichler. You may ask your question and please state your company name.

B. Eichler	Good morning guys, Brad Eichler, from Stephens. I have a couple of questions. One, when going through your detailed comments about each division, it sounds like a lot of the integration is somewhat complete. When you look at your margins today and you look at kind of your goal of having a 20% operating margin by 2006, what’s going to generate all that margin expansion?

J. Long	We continue to make steady progress, as a lot of the smaller deals have been completely integrated, but there’s still a lot of work on the larger

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

transactions, with some of the large platform integrations ahead. We still remain very confident in the 20% number in ’06, on the run rate basis. We’ve been making very steady progress, as you can see, each quarter and we see no reason why we shouldn’t be able to continue to do that. We like our opportunity in ’06 to achieve those numbers.

J. Lamson	Brad, if I could add to that. We’re just seeing some of the benefits and we hope we’ll see them in the future, of the tax incentive business, now that the legislation has been renewed. That business has been fairly dormant since it’s been in a hiatus state. I also think on the risk mitigation side, a lot of our investigative businesses are — you know we just acquired BackTrack and the CoreFacts acquisition and those are really just starting to kick in, which are typically higher margin businesses.

B. Eichler	Okay. When you look at the organic growth rates you guys had, I guess 7.7% in enterprise screening and 9.3% in risk mitigation, can you talk a little bit about what you’re seeing, the trends you’re seeing there, please?

J. Long

Employment in general has been pretty flat this year; this is just mostly our cross-sell initiatives taking hold and our sales effort. There’s not really much of a boost at all from hiring. We actually in our projections

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

for next year, we don’t look for any real boost in hiring either. So I think right now it’s mostly the sales team effort that’s driving the growth and there are a lot of opportunities in the pipeline for that group going forward. So I think we grow steadily in that space, no matter what happens, really with hiring.

Going to risk mitigation, again these are relatively new businesses that we’ve just acquired between CoreFacts and now BackTrack and the only one that’s really been here that’s material, has been the motor vehicle records services business. It’s really relatively hard to measure the stuff yet, I think maybe next year we’ll be able to do more with that, but you know they had a good quarter.

B. Eichler	Then finally one number’s question, the tax rate was a little bit higher than what we expected this quarter. Is the 42% level what we should expect or should it be closer to 40% on a go forward basis?

J. Lamson

Probably Brad, I think I would continue to use the 42%. There are some foreign taxes in there now with Canada and depending on the mix of business with states that obviously have taxation, meaning California and

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

some of the other bigger ones. So it looks like 42% is more representative.

B. Eichler	Thanks much and thanks for doing the call.

J. Lamson	Okay. Thank you.

Coordinator	Thank you. Nat Otis, you may ask your question and please state your company name.

N. Otis	KBW. Good morning. One quick thing, you said you had three deals in the pipeline; those are not included in your new 2005 guidance?

J. Long	No, they are. We factored them in.

N. Otis	Okay. Second, just a little bit more color on the risk mitigation segment this quarter, a little bit of a sequential decline in revenue and I just wanted to see if there was any extra color?

J. Lamson	Really it’s down like under 2% in revenue sequentially, and what we’re seeing especially in the investigative side of the risk mitigation is that

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

these are more projects, there’s not as much transactional revenue generated. So it’s perhaps not quite as predictable as the transaction based businesses that we have.

J. Long	The other comment that I might add is that, especially like Omega in our insurance services division, some of our businesses took some hits in September from the storms and they do work on weekends, and it’s also true in the tenant screening business, which gets a lot of weekend work, and an awful lot of these storms came on weekends during that month, and if not on them, around them and it was a great distraction for some of our businesses, particularly in the insurance services business, which we think got hurt in September a little bit. So of course the season is largely over and I think it should start to pick up.

N. Otis	All right, great. Thank you.

Coordinator	Thank you. Brian Ruttenbur, you may ask your question and please state your company name.

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

B. Ruttenbur	Brian Ruttenbur, Morgan Keegan. First of all, on the internal growth, I assume that it includes cross selling in that. You mentioned $3 million of cross selling that’s included in the internal growth numbers that you get.

J. Long	Yes, that’s an annualized rate, $3 million.

B. Ruttenbur	Oh, it’s an annualized rate, do you have a quarterly number for internal cross selling?

J. Long	No.

B. Ruttenbur	Okay. In your ’05 guidance, you say no acquisitions, except for these three in the pipeline, so if you didn’t close those three acquisitions, would it be at the lower end of those projects of your guidance?

J. Long	No, I don’t think that they’re going to materially change our guidance.

B. Ruttenbur	Okay. So we can expect that you’re going to make small acquisitions along the way and still stay within the guidance. It’s only if you make larger acquisitions, is that the idea?

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

J. Long	I think we just have to see how it all adds up. You know we’ve been very aggressive to date with the 25 deals. We still have to figure out some issues with our capital structure, as to what we may wind up doing next year. I anticipate that we will remain active in the markets and the size will depend on the mix of consideration. I think that’s just something that we need to look at.

I certainly see us making deals next year. It’s just very hard to do an earning’s projection based on things you can’t figure out right now. I think you can assume that we’ve got a history of making deals and we’ll make them. I think our deals have been largely accretive. I can’t really think of a deal we’ve made that has materially impacted us on the negative side. So if we do a lot of deals next year, I would expect that they’ll help.

B. Ruttenbur	Okay, then last question on the gross margin side, you came in at one of the highest, I guess last year was a little bit higher year-over-year gross margin, but is this just a seasonal pop, or should we expect continued gross margin expansion going forward into 2005?

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

J. Lamson	Thanks for joining us. Yes, I think you’re going to see continued margin expansion as the consolidation efforts take place, especially in the enterprise-screening group. So you’ll see that year-over-year growth.

B. Ruttenbur	Great. Thank you.

Coordinator	Thank you. Colin Gillis, you may ask your question and please state your company name.

C. Gillis	Yes, Colin Gillis, Adams Harkness. So congratulations everyone on a nice quarter.

J. Long	Thank you.

J. Lamson	Thank you.

C. Gillis	So I just wanted to get some update, when do you think we might see more of a national brand name rollout or any update along those lines?

J. Long	Yes, we’re working on that right now, Colin. It’s actually the number one priority for the company. We’ll be rolling that out, throughout, next year,

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

with each individual business. About the only name I think we’re going to leave the same, might be Props, but just because everybody seems to love that brand. But yes, that’s the number one initiative. We have so many companies that we have acquired, that it gets a little confusing out in the marketplace. So we’re working on that now and I hope to start launching the first of the year, business by business.

C. Gillis	Okay, great. Then can we just get an update on the line of credit and where that stands, how much is available?

J. Lamson	Sure. At September 30, we had $17 million available on our lines of credit.

C. Gillis	Okay, beautiful. Then finally, in the enterprise segment, resident screening services is that still continuing to crack along? Any change in the vendor pricing there?

J. Long

You know there’s always pricing pressure in all business, I think, but that business continues to add new products. We continue to get new customers. That business has just been great for us and we see no reason for anything to change next year. Right now, if we get opportunities to

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

some more deals in that space, we will do it. We love that space. Every deal we do there has an immediate impact on margin growth, because there’s so much of an ability to improve margins with scale there. So we’re really excited about that business and it’s been a great performer this year and we see an even better performance next year.

Coordinator	Thank you. Our next question comes from Jeff Kessler. You may ask your question and please state your company name.

J. Kessler	Thank you, Jeff Kessler at Lehman Brothers. Hi, John.

J. Long	Hi, Jeff, how are you?

J. Lamson	Hi, Jeff.

J. Kessler

Okay. In talking to the various companies that have been affected by doing background screening, in a rather still poor environment, I still keep hearing that their internal growth rates are doing better than what the numbers are showing up in the non-foreign payroll numbers. So obviously you have to make the inference that, certain companies, public and private are saying we’re taking market share. What is going on in the

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

industry, everybody can’t be taking market share, maybe everybody is taking market share and maybe all these little companies are getting smaller and smaller. But I’d kind of like to hear what’s going on with regard to how you feel you are taking share and where are you taking share, to backup the internal growth numbers that you’ve been talking about?

J. Long	There’s a lot of product expansion going on in this space, also. I mean there are more products to sell. The National Criminal File is a big product for us now; it’s a big up-sell with a lot of our clients. There’s a lot more, in our space, and I can’t speak for some of the other companies, we measure growth differently, because we have more products to sell. One of the great things about our strategy is the fact that we can sell background screening to a drug-screening client, and then naturally it maybe helps our organic growth along. Again, I don’t really know.

I do think that there’s more demand for these products. There are more products to sell. I think there’s just good dynamics to the industry right now. I think even without a good strong hiring market, I think many of these companies, ourselves included, will do well in the next few years, as more and more companies just feel that they absolutely have to buy these

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

services from someone. So our story is that we’re very focused on cross-sell here, that up-sell and we’ve got a huge customer list, a great customer list, we try to work those people first.

What the other companies are doing, I don’t know. But I think everybody is doing well, this is a good business to be in right now.

J. Kessler	Are you finding that concurrent or post-employment screening has ticked up a little bit or is it still mainly just pre-employment screening that’s being cross-sold with other services?

J. Long	It’s primarily pre-employment screening, although you do have a tendency now for some people who haven’t done screening, to ask you to do a review of their portfolio or their employee base. So we might put their employee base up against our national criminal file and see if anything comes up there. But I don’t really see this as a really big movement and I don’t know if other companies are seeing that, but we’re trying to tailor products for that, but there’s not been a big demand.

J. Kessler	Okay. Thank you very much.

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

J. Long	You’re welcome.

Coordinator	Thank you. Randy Nehl, you may ask your question and please state your company name.

R. Nehl	Good morning, John and John, Robert We Baird.

J. Long	Hi, Randy. How are you?

J. Lamson	Hi, Randy. How are you?

R. Nehl	Good. Just a clarification first, organic growth in the enterprise screening, what was that again?

J. Long	It was 7.8%.

R. Nehl	Okay, 7.8%. Then did you have an organic growth assumption in the guidance for the fourth quarter or 2005?

J. Long	Organic growth, what was in 2005?

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

J. Lamson	For the estimates that we have in there, we used between 7% and 8% as our growth rate, which has historically been about what it is.

R. Nehl	Okay. Now obviously you’ve been performing well in the enterprise screening area. One of your larger competitors seems to be struggling a bit in the drug screening area, and clearly that’s been a tough sector for many involved. Maybe you could comment on your outlook for that area, both in terms of new business development and pricing.

J. Long	Again, all of our businesses from a pricing perspective, it’s very competitive. But we’ve done well in drug screening this year; we’ve added a number of new clients. As we’ve spoken before, this particular business is more attractive to us, because we feel it’s more of a hook into the clients. It’s really the sticky part of the business. It’s kind of a messy business, nobody really like to talk about it. Once they’ve got a drug-screening provider, if they’re providing services well, they tend to stick with them. It’s not as price sensitive once you have a client hooked up.

We like the business, because it helps us sell everything else. It’s not going to be the type of high margin business that you’re going to see out of our background screening business and our tenant screening business.

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

We’ll be happy in a 10% to 12% range for that particular business, with the idea that we will blend that as part of our cross-sell initiative.

I think it’s a key business in the cross-sell strategy, but it’s not as sexy as a lot of other businesses that are out there. Certainly not as sexy as some of the other businesses that we provide today, like background and tenant screening, it’s just kind of one of those hard jobs that somebody’s got to do and we’ve decided to do it.

R. Nehl	Okay. So are you seeing growth in the business right now or is it contracting?

J. Long	No, it’s growing. There’s change in the business, I mean a lot of the testing has traditionally been urine-based, and now we’re starting to see more moves over to oral devices, but we’re in the middle of all of that right now, we’ll go with the market. There are even some moves into hair testing, but remember, we’re a TPA, we’re a third party administrator of these services, we manage the programs. We don’t really care whether they use oral devices or they used urine-based methods, it doesn’t matter to us. We manage the programs for our customers and we sell all the products.

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

R. Nehl	Okay. Then when you look at the three acquisitions that you’ve done recently, MBD, BackTrack and Alameda, what would be a reasonable, kind of full year run rate for the three of those?

J. Long	Okay, I’ve just got to do some quick math here. They’re going to be in the $13 million to $15 million a year in sales, and those businesses will produce 20%+ margins....

J. Lamson	I’d say 25% to 30%.

R. Nehl	Okay, wow. Then just last question, where are you relative to section 404 compliance at this point?

J. Lamson	This I John Lamson, Randy. By the way, thanks for joining our inaugural call here. With 404 we’re in pretty good shape. We’ve had the benefit, of course, of using First American’s internal audit resources, along with outside resources that we’ve supplemented. But we’re right on track with all of the Sarbanes requirements.

R. Nehl	Okay, so you’re not concerned at this point about compliance.

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

J. Lamson	No, I’m concerned about getting it done, like everybody else is, but I’m not concerned about being in violation of anything.

J. Long	No. I’m concerned about the bill, quite frankly. It costs a lot of money to do that.

J. Lamson	Yes, it’s a costly process, both incremental costs and tying up a lot of internal people. But it’s something that has to be done and certainly we’re taking it and have taken it, very seriously. But we’re in good shape on 404.

R. Nehl	Great. Thank you very much, I appreciate it.

Coordinator	Thank you. We do have one final question coming from Paul Carder. You may ask your question and please state your company name.

P. Carder

Hi, it’s Paul Carder from Evergreen Investments. A quick clarification, I think a minute ago you talked about the post-employment screen and suggesting that you could run your database against an employee database.

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

Is there any type of legal requirements that you have to go through in order to do that? Like permission from the employees and such?

J. Long	Well typically, you would be required to have some sort of an authorization from your client. You know the customers sign agreements with us stating that they have this on record. We don’t actually get physical authorizations from the employees, but the clients have them as part of their recordkeeping.

J. Lamson	I might add that we do spot test audits, to make sure the client is in fact in compliance with those requirements.

P. Carder	Okay, another follow-up. On the MVR side, how many states are you in and what are your plans for next year?

J. Long

We’re in 50 states; we’re doing about 15 million of those a year now. It’s just continue chipping away. We do about 80% of that business is primarily in the agent market, the insurance agent market and 20% is pre-employment screening. I think we’re going to get a pretty decent lift from this National Background Data deal and maybe swing that percentage a

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

little bit more towards our competitive landscape on pre-employment screening.

But you know it’s a great business and it’s one of those, when I go out on conferences and talk, it’s one of those checks you can cash every month, before you even start the month. It’s very predictable, we’re going to continue to invest in that market, continue to look for niche places to try to sell those services. I think it’s just a business we can grow steadily in and like I said, it’s very predictable; it’s one of the types of businesses you really like to own, and … services.

P. Carder	One final question, on the employment screening side, this is kind of a pie-in-the-sky question, but I’m trying to get a sense for what your mix is or exposure between professional or non-professional or even perhaps by vertical, in terms of the type of, as you see it today, the types of employees that are being screened?

J. Long	I would say it’s everything, really. There isn’t — except where I think it’s not being screened is smaller companies, mostly the larger companies are screening, basically in all verticals. Where it’s a big opportunity for us is in the government market. We have not done any government work,

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

traditionally. We’ve been purchasing companies that are primarily catering to private employers. So we have no government business, which is a big opportunity for us in ‘05 and ‘06, as a lot of contracts come up for renewal. So I think you’ll see some movement there for us.

But people just screen now. It’s just every type of market vertical. We are focusing more on specific verticals ourselves, maybe the transportation and financial services area that we’re starting to focus on. But the truth is that the business is everywhere. A great place for us to focus is in the future would retail, high turnover. High turnover industries are good for us. Hospitality has been another one. CIC, the company we acquired in the tax incentive business, has a lot of clients in some of these high turnover industries, and we’re looking to dent that customer base a little bit.

P. Carder	All right. Thank you.

J. Long	Okay.

Coordinator	Thank you. That’s all the time we have for questions today. This concludes this morning’s call. We’d like to remind listeners that this call

FIRST ADVANTAGE CORP

Moderator: John Long

October 26, 2004/8:00 a.m. CDT

is available for replay by dialing 8880-568-0384 or via the Web, using the instructions provided in the call announcement or by visiting First Advantage’s Web site at www.fadv.com.

First Advantage would like to thank you for your participation. This concludes today’s conference call. You may now disconnect.